EXHIBIT 5

                               SCI SYSTEMS , INC.
                            2101 West Clinton Avenue
                                  P.O. Box 1000
                            Huntsville, Alabama 35807
                                 (256) 882-4800




                                                                January 29, 1999



SCI Systems, Inc.
2101 W. Clinton Avenue
Huntsville, AL  35805

     Re:  Registration Statement on Form S-8 for
          Amendment No. 1 to SCI Systems, Inc.
          1994 Stock Option Incentive Plan
          (the "Plan")

Ladies and Gentlemen:

I have served as counsel for SCI Systems, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), of an aggregate of an additional 2,000,000 shares (the "Shares") of common stock, $.10 par value ("Common Stock"), of the Company, to be offered and sold by the Company pursuant to the Plan. The initial 2,600,000 Shares of Common Stock issuable pursuant to the Plan were previously registered pursuant to a separate Registration Statement on Form S-8, and the Registration Statement serves to register the additional 2,000,000 Shares authorized for issuance under the Plan pursuant to a proposal submitted to the annual meeting of the Company's stockholders held on October 23, 1998.

I have examined and am familiar with originals or copies (certified, photostatic or otherwise identified to my satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the authorization of the shares to be issued pursuant to the Plan as I have deemed necessary and advisable. In such examinations, I have assumed the genuineness of all signatures on all originals and copies of documents I have examined, the authenticity of all documents submitted to me as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to my opinion, I have relied upon certificates or representations of Company officials and of appropriate governmental officials.

I express no opinion as to matters under or involving the laws of any jurisdiction other than the corporate law of the State of Delaware.

Based upon and subject to the foregoing and having regard for such legal considerations as I have deemed relevant, it is my opinion that

          1.   The Shares have been duly authorized; and
          2. Upon the issuance and delivery of the Shares and payment therefor as provided in the Plan and as contemplated by the Registration Statement, such Shares will be validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                       Very truly yours,

                                       /s/ Michael M. Sullivan
                                       Michael M. Sullivan
                                       Secretary and General Counsel